December 20, 2017

Mr. Paul K. Ito
822 Bishop Street
Honolulu, HI 96813

Dear Paul:

In connection with the letter agreement (the “Letter Agreement”), dated July 10, 2017, between you and the Company, the Company is willing to increase the third retention payment by $20,000 in order to compensate you for certain retirement benefits you would have been eligible for if you had been participating in the Company’s Performance Improvement Incentive Plan for 2017, as follows:

3.   If you remain employed with the Company through December 31, 2017, you will receive an additional payment of $195,000 (less applicable withholdings) in the Company’s last pay period of December 2017.

Except as herein stated, the Letter Agreement shall remain in full force and effect as originally stated. If you are in agreement with these terms, please sign below.

Very truly yours,

By /s/ Son-Jai Paik
Son-Jai Paik
Vice President, Human Resources

Agreed & Accepted:

/s/ Paul K. Ito December 19, 2017
Paul K. Ito                    Date